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Exhibit 10.11

SUBLEASE

by and between

Flextronics USA, Inc.
a Delaware corporation

("Sublessor")

and

Crocs, Inc.
a Colorado corporation

("Sublessee")

for improved real property at

6268 Monarch Park Place
Niwot, Colorado

SUBLEASE

        THIS SUBLEASE is made and entered into as of the 19th day of May, 2005, by and between Flextronics USA, Inc., a Delaware corporation ("Sublessor") and Crocs, Inc., a Colorado corporation ("Sublessee").

WITNESSETH:

        In consideration of the rents reserved and the covenants and conditions set forth herein, Sublessor and Sublessee agree as follows:

A.    FUNDAMENTAL SUBLEASE TERMS.

        i.    Parties.

    Sublessor: Flextronics USA, Inc.
    Sublessee: Crocs, Inc.

        ii.    Sublease Premises (Section 1).

    The building comprising approximately 37,250 rentable square feet of space, located at 6268 Monarch Park Place, Niwot, Colorado.

        iii.    Term (Section 3).

    Commencement Date: June 1, 2005
    Termination Date: March 31, 2007
    Extension Terms: None.

        iv.    Base Rent (Section 6).

Months	Monthly Rent per Sq.Ft.	Annualized Base Rent
1 - 12	$13,037.50	$156,450.00
13 - 22	$13,447.25	$161,367.00

        v.    Addresses

    Sublessor:

    Flextronics International USA, Inc.
    2090 Fortune Drive
    San Jose, California 95131
    Attn: Mr. Michael Carney

    With a copy to:

    Robins, Kaplan, Miller & Ciresi L.L.P.
    800 Boylston Street
    25th Floor
    Boston, MA 02199-7610
    Attn: Mark S. LaConte, Esq.

    Sublessee:

    Crocs, Inc.
    6273 Monarch Park Place
    Niwot, Colorado 80503
    Attn: President
    Attn: General Counsel

1.     THE SUBLEASE PREMISES.

        Subject to the terms and conditions of this Sublease, Sublessor leases to Sublessee and Sublessee rents from Sublessor the building located at 6268 Monarch Park Place, Niwot, Colorado (the "Building") consisting of approximately 37,250 square feet of rentable space (the "Sublease Premises"), together with the non-exclusive right to use the common areas and facilities appurtenant thereto. The Building is located within the Real Property (as hereinafter defined).

2.     MASTER LEASE.

        Reference is made to that certain Lease dated as of January 17, 1997 (the "Building Lease"), by and between 1227 Spruce Street Company, LLP (the "Master Lessor"), as lessor, and DTM Products, Inc. (predecessor to Sublessor), as lessee, with respect to the real property upon which the Building is located (the "Real Property").

        Except for payment of Base Rent and as otherwise provided herein, Sublessee shall be responsible for and shall perform all obligations of Sublessor under the Building Lease which relate to the Sublease Premises, the Building and/or the Real Property. This Sublease is a sublease under the Building Lease and is subject and subordinate to the terms and conditions of the Building Lease. Neither Sublessee nor its agents, contractors or invitees shall cause or suffer any act or omission which would result in a default under the Building Lease. Notwithstanding anything to the contrary herein contained, this Sublease shall terminate upon the expiration or earlier termination of the Building Lease.

        Sublessee shall pay any documented administrative fees charged by the Master Lessor in connection with this Sublease or any other document executed in connection herewith.

3.     SUBLEASE TERM.

        The term of this Sublease (the "Sublease Term") shall commence on June 1, 2005 (the "Commencement Date") and shall expire on March 31, 2007, unless sooner terminated or extended as provided herein.

        Notwithstanding the foregoing, upon the execution hereof Sublessee shall have the right to access the Sublease Premises solely for the purpose of preparing the Premises for Sublessee's business operations and storage of Sublessee's inventory, provided that Sublessee shall not occupy the Sublease Premises until the Commencement Date.

4.     USE OF PREMISES.

        Sublessee shall use the Sublease Premises solely for the uses set forth in the Building Lease. Sublessor shall be allowed to store certain personal property and equipment in the Sublease Premises if Sublessor shall not be completely moved out of the Sublease Premises by the Commencement Date, provided that Sublessee shall be allowed a pro rata rent credit (based on square footage used) for any space that is so used by Sublessor. Sublessee shall have the right to use the warehouse storage racks currently located within the Sublease Premises.

5.     DELIVERY OF THE SUBLEASE PREMISES; SUBLESSEE'S WORK.

        A.    Condition of Sublease Premises.

    (1)
    On the Commencement Date, Sublessor shall deliver possession of the Sublease Premises to Sublessee in an "AS IS" and with all faults condition, except that the Sublease Premises shall be broom clean.

    (2)
    BY EXECUTION OF THIS SUBLEASE, SUBLESSEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED OR BEEN AFFORDED THE OPPORTUNITY TO INSPECT THE SUBLEASE PREMISES AND SHALL ACCEPT THE SUBLEASE PREMISES ON THE COMMENCEMENT DATE IN ITS THEN "AS IS" AND "WHERE IS" CONDITION. SUBLESSEE ACKNOWLEDGES AND AGREES THAT NEITHER SUBLESSOR NOR ITS AGENTS OR EMPLOYEES HAS MADE ANY EXPRESS WARRANTY OR REPRESENTATION REGARDING THE CONDITION OF THE SUBLEASE PREMISES, THE QUALITY OF MATERIAL OR WORKMANSHIP OF THE SUBLEASE PREMISES, LATENT OR PATENT, OR THE FITNESS OF THE SUBLEASE PREMISES FOR ANY PARTICULAR USE OR PURPOSE AND THAT NO SUCH WARRANTY OR REPRESENTATION SHALL BE IMPLIED BY LAW, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY SUBLESSEE.

    (3)
    SUBLESSOR MAKES NO REPRESENTATIONS WITH RESPECT TO THE NECESSITY (OR LACK OF NECESSITY) FOR OR AVAILABILITY OF ANY PERMITS, LICENSES, OR OTHER GOVERNMENTAL AUTHORIZATIONS IN ORDER TO MODIFY, ALTER OR CHANGE THE SUBLEASE PREMISES OR TO OPERATE THE SUBLEASE PREMISES FOR THE USES INTENDED BY SUBLESSEE, IT BEING AGREED THAT, ALL SUCH RISKS ARE TO BE BORNE BY SUBLESSEE.

        B.    Sublessee's Work.

        Sublessee shall be responsible, at its sole cost, to obtain, perform and pay for all work necessary or desirable to repair and alter and otherwise make fit the Sublease Premises for its intended use (collectively, "Sublessee's Work"), provided, however, that (i) all plans and specifications for Sublessee's Work shall first be approved by Sublessor and Master Lessor; and (ii) upon the termination and/or expiration of this Sublease, Sublessee shall, at its own expense, restore the Sublease Premises to the condition that it was in on the Commencement Date and remove all signage erected by or for the benefit of Sublessee.

    (2)
    Sublessee agrees that, within thirty (30) days after notice thereof, it shall remove and discharge, at its expense, any charge, lien, security interest or encumbrance upon the Sublease Premises, the Building, or the Real Property, which arises out of the construction, repair or rebuilding of the Sublease Premises or by reason of labor or materials furnished or claimed to have been furnished to Sublessee, its subtenants or licensees, or for the Sublease Premises.

    (3)
    In performing any work on, to or for the Sublease Premises, Sublessee shall: (i) perform all aspects of such work in an expeditious manner and in a good and workmanlike condition in accordance with applicable law and the approved plans and specifications therefor; and (ii) at its cost, obtain all permits and approvals necessary to commence and complete such work and to comply with applicable law and any provisions of the Building Lease relating thereto.

6.     RENT.

        Commencing on the Commencement Date, Sublessee hereby covenants and agrees to pay Sublessor as Base Rent for the Sublease Premises the amounts set forth in Section A.iv. of the Fundamental Sublease Terms hereof.

        All other sums payable hereunder shall be deemed additional rent (collectively, the "Additional Rent"). From and after the Commencement Date, Sublessee shall pay to Sublessor all Additional Rent.

        Base Rent and Additional Rent shall be payable in advance and without demand on the first (1st) day of each and every calendar month during the entire Sublease Term. Base Rent and Additional Rent shall be prorated for any partial month at the beginning or end of the Sublease Term. Sublessee shall pay rent to Sublessor at the address provided for Sublessor in Section A.v. of the Fundamental Sublease Terms hereof, unless otherwise designated by Sublessor.

        No payment by Sublessee or receipt by Sublessor of a lesser amount than the Base Rent or Additional Rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublessor shall accept such check or payment without prejudice to Sublessor's right to recover the balance of such Base Rent and Additional Rent or pursue any other remedy provided in this Sublease.

7.     INCORPORATION OF BUILDING LEASE.

        To the extent applicable to the Sublease Premises and subject to the provisions hereof, the terms and provisions of the Building Lease are hereby incorporated into this Sublease, and this Sublease shall be deemed to contain all of such terms and provisions mutatis mutandis (the necessary changes being made to reflect that "Landlord" is the Sublessor, "Tenant" is the Sublessee, "Leased Premises" or "Premises" are the Sublease Premises, and the "Lease Term" is the Sublease Term); provided, however, that the following provisions of the Building Lease shall not apply hereto: Article I; Article II; clauses (a), (d) and (e) of Article III; Article IV; Article V to the extent Taxes due or payable are attributable to any period other than the term of this Sublease; Article IX; Article X; Article XVII; and all Addendums to the Building Lease.

        To the extent incorporated into this Sublease, Sublessee shall perform the obligations of the Sublessor as tenant under the Building Lease, with respect to the Sublease Premises, Building and the Real Property. Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, remedies and limitations of liability enjoyed by Master Lessor, as the landlord under the Building Lease, but (i) Sublessor shall have no obligations under this Sublease to perform the covenants or obligations of Master Lessor, as landlord under the Building Lease, including without limitation any obligation to maintain and/or repair the Sublease Premises, Building, or Real Property, to construct improvements, or to provide services or maintain insurance, and Sublessee agrees that it shall seek such performance and obtain such services solely from Master Lessor; (ii) Sublessor shall not be bound by any representations or warranties of Master Lessor under the Building Lease; (iii) in any instance where the consent of Master Lessor is required under the terms of the Building Lease, the consent of Sublessor and Master Lessor shall be required; and (iv) Sublessor shall not be liable to Sublessee for any failure or delay in Master Lessor's performance of its obligations, as landlord under the Building Lease. Upon request of Sublessee, Sublessor shall, at Sublessee's expense, use reasonable efforts to cause Master Lessor to perform its obligations under the Building Lease.

        Notwithstanding any contrary provision of this Sublease, (i) in any instances where Master Lessor, as landlord under the Building Lease, has a certain period of time in which to notify Sublessor, as tenant under the Lease, whether Master Lessor will or will not take some action, Sublessor, as landlord under this Sublease, shall have an additional two business day period after receiving such notice in which to notify Sublessee, (ii) in any instance where Sublessor, as tenant under the Building Lease, has a certain period of time in which to notify Master Lessor, as landlord under the Building Lease, whether Sublessor will or will not take some action, Sublessee, as tenant under this Sublease, must notify Sublessor, as landlord under this Sublease, at least two business days before the end of such period, but in no event shall Sublessee have a period of less than five business days in which so to notify Sublessor unless the period under the Building Lease is five business days or less, in which case the period under this Sublease shall be one day less than the period provided to Sublessor under the

Building Lease, but not less than two (2) business days, (iii) in any instance where a specific grace period is granted to Sublessor, as tenant under the Lease, before Sublessor is considered in default under the Building Lease, Sublessee, as tenant under this Sublease, shall be deemed to have a grace period which is two business days less than Sublessor before Sublessee is considered in default under this Sublease, but in no event shall any grace period be reduced to less than five business days unless the period under the Building Lease is five business days or less, in which case the period under this Sublease shall be one day less than the period provided to Sublessor under the Building Lease but not less than two (2) business days, and (iv) in the event of any inconsistency between the terms of the Building Lease, as incorporated herein by reference, and the express terms of this Sublease, the express terms of this Sublease shall prevail.

        In no event shall Sublessee be liable to Sublessor or Master Lessor for any obligation, covenant or breach thereof of the Tenant under the Building Lease if such obligation, covenant or breach thereof is primarily related to, or set forth in one of the excluded provisions listed in this Section 7 of the Sublease, except as may be herein provided.

8.     UTILITIES.

        Sublessee shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone services, and all other services of utilities used in, upon, or about the Sublease Premises or the Real Property by Sublessee or any of its subtenants, licensees, or concessionaires during the Sublease Term. If any utility is not separately metered, Sublessee agrees to reimburse Sublessor for the cost of said service on a pro-rata basis. Sublessor shall not be liable in damages or otherwise if the furnishings by any supplier of any utility service or other service to the Sublease Premises shall be interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements or by any causes beyond Sublessor's control, should it become necessary or desirable because of recommendations or directives of public authorities to reduce its energy consumption in accordance with reasonable, uniform and non-discriminatory standards established by Sublessor.

9.     PAYMENTS TO MASTER LESSOR AND OTHER PARTIES.

        Sublessor and Sublessee acknowledge and agree that Sublessor is making payments under the Building Lease to Master Lessor and other parties with respect to real estate taxes, municipal assessments, operating expenses, repair and maintenance costs, insurance premiums, and other costs and charges with respect to the Building and/or the Real Property (collectively, the "Building Lease Payments"). Sublessee shall be responsible for the payment of all of the Building Lease Payments, excluding Base Rent under the Building Lease, and shall make such payments either to Sublessor or directly to Master Lessor or other third parties, as may be directed by Sublessor from time to time. Sublessee shall have the sole responsibility for all standard maintenance, repairs and replacements, at its sole cost and expense, as set forth in Article VIII of the Building Lease, except that (i) Sublessee shall have no responsibility for replacement of the structural elements of the Building, the roof membrane, the foundation, the exterior walls, the bearing walls, or the subflooring; (ii) in the event of any other replacement having a cost which, under generally accepted accounting principles, must be capitalized and not expensed, Sublessee shall be responsible for paying only its pro-rata share of such cost, based upon the useful life of the applicable item and the remaining term of this Sublease; and (iii) Sublessor shall engage third party contractors to inspect and maintain the roof and HVAC systems on a regular, periodic basis, and Sublessee shall reimburse Sublessor for such costs within thirty days of request by Sublessor for such reimbursement.

10.   INSURANCE.

        Sublessee shall maintain (i) insurance of such types, in such policies, with such endorsements and coverages, and in such amounts as are set forth in Article VI of the Building Lease and (ii) such additional insurance as may be required by Sublessor, in Sublessor's reasonable discretion. All insurance policies (except those relating to Sublessor's personal property) shall name as additional insureds and loss payees Sublessor and the parties required to be so named in Article VI of the Building Lease. Such insurance shall contain a provision that Sublessor, although named as an additional insured, shall nonetheless be entitled to recovery under said policy for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Sublessee or Sublessee's agents, servants, or employees. Such insurance shall also contain an endorsement that such policies may not be modified or canceled without 30 days prior written notice to all named insureds. Sublessee shall promptly pay all insurance premiums and shall provide Sublessor with policies or certificates evidencing such insurance prior to entering the Sublease Premises.

11.   NOTICES.

        Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and given by mailing such notice or consent by registered or certified mail, return receipt requested, addressed to the other party as indicated in Section A(v) of the Fundamental Sublease Terms hereof, or at such other address as may be specified from time to time in writing by either party. Any notice or consent given hereunder by either party shall be deemed effective when mailed as aforesaid, but the time period in which to respond to any notice or consent shall commence to run on the date on which such notice or consent is actually received by the addressee. Refusal to accept delivery shall be deemed receipt thereof.

12.   HAZARDOUS SUBSTANCES.

  A.
  Sublessee, its agents, employees, or contractors shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Real Property in violation of applicable law, or (ii) permit the release, discharge, spill or emission of any substance considered to be a Hazardous Material from or into the Real Property in violation of applicable law.

  B.
  Any Hazardous Materials permitted by Sublessor, all containers therefor, and all materials that have been contaminated by Hazardous Materials shall be used, kept, stored and disposed of by Sublessee in a manner that shall in all respects comply with all applicable federal, state and local laws, ordinances, regulations and standards.

  C.
  Sublessee hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Sublessor and/or its mortgagee) which may occur from the use, storage disposal, release, spill, discharge or emissions of Hazardous Materials by Sublessee. Sublessee shall defend, indemnify and hold harmless Sublessor, Master Lessor, their mortgagees and agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of Sublessee's failure to comply with any provision of this Section. The provisions of this Section shall be in addition to any other obligations and liabilities Sublessee may have to Sublessor at law or in equity and shall survive the transactions contemplated herein or any termination of this Sublease.

  D.
  As used in this Sublease, the term "Hazardous Materials" shall include, without limitation:

  (1)
  Those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

  (2)
  Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

  (3)
  Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. §1317); (E) flammable explosives; or (F) radioactive materials;

  (4)
  Those substances regulated pursuant to applicable federal, state or local law; and in the regulations promulgated pursuant to said laws, all as amended; and

  (5)
  Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

13.   BROKERAGE.

        Sublessor and Sublessee each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Sublease, other than a brokerage fee to Commercial Property Services (the "Brokers"), and that neither has directly or indirectly communicated with any real estate agent or broker in connection with the Sublease Premises, other than the Brokers. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party, other than the Brokers. Sublessor shall pay the brokerage fees of the Brokers pursuant to a separate written instrument.

14.   PARKING.

        Sublessee and Sublessee's designees shall have the right to use the parking spaces currently located on the Real Property. Sublessee shall have the right to use signage currently or formerly used by Sublessor, provided that all such use shall be in compliance with applicable laws and the Building Lease.

15.   CONDITION PRECEDENT.

        This Sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease, are subject to the condition that Master Lessor consent to this Sublease, and this Sublease shall be effective only upon the receipt by Sublessor of such consent.

16.   SECURITY DEPOSIT.

        Sublessee has deposited with Sublessor the sum of $13,447.25 as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, provisions and conditions of this Sublease, including, but not limited to, the payment of Base Rent or Additional Rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum as to which Sublessor may expend or be required to expend by reason of Sublessee's default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Sublessor. If Sublessor applies any part of said deposit to cure any default of Sublessee, Sublessee shall upon demand deposit with Sublessor the amount so applied so that Sublessor shall have the full deposit on hand at all times during the Sublease Term.

        In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Sublessee without interest after the date fixed as the end of the Term of this Sublease and after delivery of the entire possession of the Sublease Premises to Sublessor. In the event of a sale or lease of the Building and/or Real Property, Sublessor shall transfer the security to the vendee or lessee and Sublessor shall thereupon be released by Sublessee from all liability for the return of such security, and Sublessee agrees to look solely to the new Sublessor for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

17.   INDEMNIFICATION.

        Sublessee shall save Sublessor harmless from, and indemnify Sublessor against, any and all injury, loss or damage, or claims for injury, loss or damage, including reasonable legal fees and expenses, of whatever nature, caused by or resulting from any breach of a covenant of this Sublease by Sublessee, any act, omission or negligence of Sublessee or any subtenant, invitee or concessionaire of Sublessee or any employee or agent of Sublessee, or any event occurring within or about the Sublease Premises.

        Sublessor shall save Sublessee harmless from, and indemnify Sublessee against, any and all injury, loss or damage, or claims for injury, loss or damage, including reasonable legal fees and expenses, of whatever nature, caused by or resulting from any breach of a covenant of this Sublease by Sublessor, any obligations or liabilities of Sublessor under the Building Lease not assumed by Sublessee under this Sublease, or any obligations or liabilities (including tax liabilities) attributable to periods prior to the term of this Sublease.

18.   ENTIRE AGREEMENT.

        This instrument shall merge all undertakings between the parties hereto with respect to the Sublease Premises and upon execution by both parties shall constitute the entire sublease agreement, unless thereafter modified by both parties in writing.

19.   HEADINGS.

        The headings of the Sections of this Sublease are for convenience of reference only and do not form a part hereof, and they shall not be interpreted or construed to modify, limit, or amplify the intent of such Sections.

20.   PARTIES IN INTEREST.

        Subject to the provisions of this Sublease relating to assignment, subleasing and other transfers or the parties' interests, this Sublease shall inure to the benefit of and be binding upon the successors in interest and assigns of the parties hereto.

21.   COUNTERPARTS.

        This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

22.   NUMBER AND GENDER.

        Words in the singular, plural, masculine, feminine and neuter as used herein shall have the meanings and be construed as required by the context in which they are used herein.

23.   GOVERNING LAW.

        This Sublease shall be construed under and governed by the laws of the state in which the Sublease Premises are located.

24.   LIMITATION OF LIABILITY.

        In the event that Sublessor shall have any liability to Sublessee relating to the Sublease Premises, the Building, the Real Property, or this Sublease, including without limitation on account of any breach by Sublessor of its obligations hereunder, Sublessee shall have recourse only to the interest of Sublessor in the Building and Real Property, and not to any other assets of Sublessor.

25.   WAIVER OF SUBROGATION.

        Anything in this Sublease to the contrary notwithstanding, Sublessor and Sublessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Sublease Premises or personal property within the Sublease Premises, by reason of fire or the elements, regardless of cause or origin, including negligence of Sublessor or Sublessee and their agents, officers and employees; provided, however, that the foregoing waiver and release shall be effective only to the extent that any of the foregoing are covered by insurance. Sublessor and Sublessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and shall require such insurance companies to waive any rights of subrogation.

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        IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLESSOR:
FLEXTRONICS USA, INC.
By:	/s/ MIKE CARNEY
Name: Mike Carney Title: General Manager
SUBLESSEE:
CROCS, INC.
By:	/s/ RONALD SNYDER
Name: Ronald Snyder Title: President and Chief Executive Officer

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  Exhibit 10.11
SUBLEASE
SUBLEASE
WITNESSETH